Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

between

EQUITABLE HOLDINGS, INC.

and

THE BANK OF NEW YORK MELLON,

as Trustee

Dated as of January 11, 2023

THIRD SUPPLEMENTAL INDENTURE, dated as of January 11, 2023 (this “Third Supplemental Indenture”), between Equitable Holdings, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, as trustee (the “Trustee”), supplementing the Indenture, dated as of April 5, 2019 (the “Original Indenture”), between the Company and the Trustee.

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide for the future issuance of the Company’s senior debt securities (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Original Indenture;

WHEREAS, pursuant to the terms of the Original Indenture and this Third Supplemental Indenture (together, the “Indenture”), the Company desires to provide for the establishment of a new series of Securities to be known as the 5.594% Senior Notes due 2033 (the “Senior Notes”), the form and substance of such Senior Notes, and the terms, provisions and conditions thereof to be set forth herein as provided in the Indenture;

WHEREAS, the Company has requested that the Trustee, in respect to the Senior Notes, execute and deliver this Third Supplemental Indenture in such capacity; and

WHEREAS, all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Notes, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:

ARTICLE I SENIOR NOTES

SECTION 1.01 Definitions.

Unless the context otherwise requires or unless otherwise set forth herein:

(a) a term not defined herein that is defined in the Original Indenture, has the same meaning when used in this Third Supplemental Indenture;

(b) the definition of any term in this Third Supplemental Indenture that is also defined in the Original Indenture, shall for the purposes of this Third Supplemental Indenture supersede the definition of such term in the Original Indenture;

(c) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(d) the definition of a term in this Third Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Original Indenture insofar as the use or effect of such term in the Original Indenture, as previously defined, is concerned;

(e) the singular includes the plural and vice versa;

(f) headings are for convenience of reference only and do not affect interpretation; and

(g) the following terms have the meanings given to them in this Section 1.01(g):

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Interest Payment Date” means January 11 and July 11 of each year, commencing July 11, 2023.

“Original Issue Date” means January 11, 2023.

“Redemption Date” means the date fixed for the redemption of the Senior Notes by or pursuant to the Indenture.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the preceding January 1 or July 1, as the case may be (whether or not a Business Day).

“Stated Maturity” means January 11, 2033.

SECTION 1.02 Establishment.

(a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 5.594% Senior Notes due 2033.

(b) There are to be authenticated and delivered the Senior Notes, initially limited in aggregate principal amount to $500,000,000, and no further Senior Notes shall be authenticated and delivered except as provided by Sections 2.05, 2.07, 2.11, 3.03 or 9.04 of the Original Indenture; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. The Senior Notes shall be issued in fully registered form.

(c) The Senior Notes shall be issued in the form of one or more Global Securities, registered in the name of the Depositary (as defined below) or its nominee. Each Global Security and the Trustee’s Certificate of Authentication thereof, shall be in substantially the form set forth in Exhibit A hereto. The depositary with respect to the Senior Notes shall be The Depository Trust Company (the “Depositary”).

(d) Each Senior Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.03 Payment of Principal and Interest.

(a) The principal of the Senior Notes shall be due at the Stated Maturity. The unpaid principal amount of the Senior Notes shall bear interest at the rate of 5.594% per year until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing July 11, 2023, to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity or upon redemption will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.

(b) Payments of interest on the Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

(c) In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

(d) The Trustee is hereby designated as Paying Agent for the Senior Notes and all payments of the principal of, and premium, if any, and interest due on the Senior Notes at the Stated Maturity or upon redemption will be made upon surrender of the Senior Notes at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York.

(e) The principal of, and premium, if any, and interest due on the Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject, in the case of a Global Security, to the Trustee’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

SECTION 1.04 Denominations.

The Senior Notes may be issued in denominations of $2,000, or any integral multiple of $1,000 in excess thereof.

SECTION 1.05 Global Securities.

(a) Except under the limited circumstances described below, Senior Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

(b) Except as otherwise provided in this Third Supplemental Indenture, owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.

(c) A Global Security shall be exchangeable in whole or, from time to time, in part for Senior Notes in definitive registered form only as provided in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Senior Notes or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) any Event of Default or Default has occurred and is continuing with respect to the Senior Notes or (iii) subject to the procedures of the Depositary, the Company in its sole discretion determines that the Senior Notes shall be exchangeable for Senior Notes in definitive registered form and executes and, in each case, delivers to the Security Registrar a written order of the Company providing that the Senior Notes shall be so exchangeable, the Senior Notes shall be exchangeable for Senior Notes in definitive registered form, provided that the definitive Senior Notes so issued in exchange for the Senior Notes shall be in denominations of $2,000, or any integral multiple of $1,000 in excess thereof, and be of like aggregate principal amount and tenor as the portion of the Senior Notes to be exchanged. Except as provided herein, owners of beneficial interests in the Senior Notes will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Senior Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Security that is exchangeable pursuant to this Section 1.05(c) shall be exchangeable for Senior Notes registered in such names as the Depositary shall direct.

SECTION 1.06 Transfer.

The Trustee is hereby designated as Security Registrar for the Senior Notes. No service charge will be made for any registration of transfer or exchange of Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECTION 1.07 Defeasance.

The provisions of Sections 13.02 and 13.03 of the Original Indenture will apply to the Senior Notes.

SECTION 1.08 Redemption at the Option of the Company.

(a) Prior to October 11, 2032 (three months prior to the Stated Maturity Date) (the “Par Call Date”), the Company may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (1) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (2) interest accrued to the date of redemption, and

(ii) 100% of the principal amount of the Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(b) On or after the Par Call Date, the Company may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

(i) The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if

there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

(ii) If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

(c) The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(d) Notwithstanding Section 3.02 of the Original Indenture, the notice of redemption with respect to any redemption pursuant to Section 1.08(a) need not set forth the Redemption Price but only the manner of calculation thereof as described above.

(e) The Company shall notify the Trustee of the Redemption Price with respect to any redemption pursuant to Section 1.08(a) promptly after the calculation thereof. The Trustee shall not be responsible for, or be liable in connection with, the calculation of such Redemption Price (or any component thereof) or for determining whether manifest error has occurred.

(f) If less than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes or portions of the Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Notes and portions of Senior Notes in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any Senior Note to be redeemed in part will not be less than $2,000) and shall thereafter promptly notify the Company in writing of the numbers of Senior Notes to be redeemed, in whole or in part; provided that if the Senior Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

SECTION 1.09 No Sinking Fund.

The Senior Notes shall not be entitled to any sinking fund.

ARTICLE II MISCELLANEOUS PROVISIONS

This Third Supplemental Indenture will become effective upon its execution and delivery.

SECTION 2.01 Senior Notes Unaffected by Other Supplemental Indentures.

None of the Company’s supplemental indentures to the Original Indenture entered into prior to the date hereof applies to the Senior Notes. To the extent the terms of the Original Indenture are amended by any of such other supplemental indentures, no such amendment shall relate or apply to the Senior Notes. To the extent the terms of the Original Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such other supplemental indenture or any other series of Securities entered into prior to the date hereof. This Third Supplemental Indenture shall relate and apply solely to the Senior Notes and any Securities authenticated and delivered subsequent to the date hereof.

SECTION 2.02 Trustee Not Responsible for Recitals.

The recitals and statements herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity, sufficiency or adequacy of this Third Supplemental Indenture or the Senior Notes. The Trustee shall not be accountable for the use or application by the Company of the Senior Notes or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Third Supplemental Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Third Supplemental Indenture. All of the provisions contained in the Original Indenture, as amended hereby, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 2.03 Ratification and Incorporation of Original Indenture.

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided, however, that:

(a) The definition of “Responsible Officer” in Section 1.01 of the Original Indenture is deleted in its entirety and replaced with the following:

““Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Division – Corporate Finance Unit of the Trustee or any affiliate of the Trustee (or any successor division or unit of the Trustee or such affiliate) located at the Corporate Trust Office of the Trustee, or at the office of an affiliate of the Trustee, who has direct responsibility for the administration of this Indenture in respect of Securities of the applicable series, and also means, in the case of each of Sections 6.01(b) and 7.01(b)(2), any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.”

(b) The second sentence of Section 5.03 of the Original Indenture is deleted in its entirety and replaced with the following:

“Delivery of such reports, documents and information to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).”

(c) Section 6.01(b) of the Original Indenture is deleted in its entirety and replaced with the following:

“(b) The Trustee shall, within 90 days after the occurrence of a Default (of which a Responsible Officer of the Trustee shall have received written notice at the Corporate Trust Office of the Trustee, or at the office of an affiliate of the Trustee, and such notice references the Securities of the series in Default and the Indenture) and which is continuing with respect to the Securities of any series, give to the Securityholders of the Securities of such series notice of such Default; provided, however, that, except in the case of a Default in the payment of the principal of (and premium, if any) or interest on any Securities, the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Securityholders of the Securities of such series.”

(d) The last sentence of Section 6.07 of the Original Indenture is deleted in its entirety and replaced with the following:

“The Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability for which the Trustee has not received security or indemnity satisfactory to it.”

(e) Section 7.01(a) of the Original Indenture is deleted in its entirety and replaced with the following:

“The Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing of all Events of Default with respect to the Securities of that series that may have occurred, shall undertake to perform with respect to the Securities of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations or duties (including fiduciary duties) shall be read into this Indenture against the Trustee; and in the in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.”

(f) Section 7.02(d) of the Original Indenture is deleted in its entirety and replaced with the following:

“The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by it in compliance with such request, order or direction.”

(g) Section 7.02(i) of the Original Indenture is deleted in its entirety and replaced with the following:

“The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Company or any Securityholder is received by a Responsible Officer of the Trustee at the Corporate Trust Officer of the Trustee, or at the office of an affiliate of the Trustee, and such notice references the Securities in Default of in respect of which an Event of Default has occurred.”

(h) The last paragraph of Section 13.05 of the Original Indenture is deleted in its entirety.

(i) The following new Section 14.15 is added to the Original Indenture after the existing Section 14.14:

“Section 14.15 Tax Withholding

The Securityholders shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of Securityholder or any transaction related thereto. The Trustee shall, or shall instruct the applicable withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any

Security and any proceeds or income from the sale, loan or other transfer of any Security, and any Securityholder upon request by the Trustee is required to provide the information necessary to determine the nature of the income and whether any such tax or withholding obligations apply. In the event that the Trustee is required under applicable law to pay any Tax on behalf of the Securityholders, the Trustee is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, the Trustee shall promptly notify the Securityholders of the additional amount of cash required, and the Securityholders shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by the Trustee as specified herein. In the event that the Trustee reasonably believes that any Securityholder is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of each Securityholder under any applicable law, the Trustee shall, or shall instruct the applicable withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that the Trustee shall have received from each Securityholder all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that the Trustee reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, the Trustee shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Securityholders to the Trustee hereunder. Each Securityholder hereby agrees to indemnify and hold harmless Trustee in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of each Securityholder, its successors and assigns, notwithstanding the termination of this Indenture.”

SECTION 2.04 Governing Law.

This Third Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 2.05 Separability.

In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Senior Notes, but this Third Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.06 Executed in Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Third Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. For the avoidance of doubt and only with respect to the Senior Notes, this Section shall be deemed to amend Section 2.04 of the Indenture to permit (i) electronic signatures of the Senior Notes by the officers specified therein and attested to by the Secretary or Assistant Secretary without affixation of the corporate seal thereto and (ii) authentication by the Trustee to be executed by manual, electronic or facsimile signature and provide that any Senior Note executed, authenticated and delivered in such manner shall be valid and obligatory for all purposes under the Indenture and entitled to the benefits thereunder and hereunder.

SECTION 2.07 Instructions by Electronic Means

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Third Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

EQUITABLE HOLDINGS, INC., as Issuer

By:	/s/ Yun Zhang
Name: Yun Zhang
Title: Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

EXHIBIT A

(Form of 5.594% Senior Notes due 2033)

THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO EQUITABLE HOLDINGS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.05 OF THE THIRD SUPPLEMENTAL INDENTURE, THIS SENIOR NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. [•]	CUSIP No.: 29452EAC5 ISIN No.: US29452EAC57

EQUITABLE HOLDINGS, INC.

Global Certificate initially representing

$[•] aggregate principal amount of

5.594% Senior Notes due 2033

Regular Record Date:	With respect to each Interest Payment Date, the close of business on the preceding January 1 or July 1, as the case may be (whether or not a Business Day).

Original Issue Date:	January 11, 2023

Stated Maturity:	January 11, 2033

Interest Payment Dates:	January 11 and July 11 of each year, commencing July 11, 2023

Interest Rate:	5.594% per year

Authorized Denomination:	$2,000, or any integral multiple of $1,000 in excess thereof.

This Global Certificate is in respect of a duly authorized issue of 5.594% Senior Notes due 2033 (the “Senior Notes”) of Equitable Holdings, Inc., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount of principal of the Senior Notes represented by this Global Certificate on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing July 11, 2023, and on the Stated Maturity at the Interest Rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or any Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.

Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of, and premium, if any, and interest due on this Senior Note at the Stated Maturity or upon redemption will be made upon surrender of this Senior Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York. The principal of, and premium, if any, and interest due on this Senior Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject to the Trustee’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

The Senior Notes will be unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Senior Notes will rank senior to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual, electronic or facsimile signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

EQUITABLE HOLDINGS, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within mentioned Third Supplemental Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

REVERSE OF SENIOR NOTE

1. This Senior Note is one of a duly authorized issue of senior debt securities of the Company (the “Securities”) issued and issuable in one or more series under an Indenture dated as of April 5, 2019 (the “Original Indenture”), as supplemented by the Third Supplemental Indenture, dated as of January 11, 2023 (the “Third Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Senior Notes issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof as the 5.594% Senior Notes due 2033, initially limited in aggregate principal amount of $500,000,000; provided, however, that (subject to the provisions of the Third Supplemental Indenture) the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

2. This Senior Note is exchangeable in whole or, from time to time, in part for Senior Notes in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Senior Note or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) any Event of Default or Default has occurred and is continuing with respect to the Senior Notes or (iii) subject to the procedures of the Depositary, the Company in its sole discretion determines that this Senior Note shall be exchangeable for Senior Notes in definitive registered form and executes and delivers to the Security Registrar a written order of the Company providing that this Senior Note shall be so exchangeable, this Senior Note shall be exchangeable for Senior Notes in definitive registered form, provided that the definitive Senior Notes so issued in exchange for this Senior Note shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this Senior Note to be exchanged. Except as provided above or in the Third Supplemental Indenture, owners of beneficial interests in this Senior Note will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Senior Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

3. If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

4. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Senior Note shall be conclusive and binding upon such holder and upon all future holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

5. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Senior Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Senior Note.

6. (a) Prior to October 11, 2032 (three months prior to the Stated Maturity Date) (the “Par Call Date”), The Company may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (1) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (2) interest accrued to the date of redemption, and

(ii) 100% of the principal amount of the Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(b) On or after the Par Call Date, the Company may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

(i)

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

(ii)

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

7. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

8. The Trustee shall not be responsible for, or be liable in connection with, the calculation of such Redemption Price (or any component thereof) or for determining whether manifest error has occurred.

9. If less than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes or portions of Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Notes and portions of Senior Notes in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any Senior Note to be redeemed in part will not be less than $2,000) and shall thereafter promptly notify the Company in writing of the numbers of Senior Notes to be redeemed, in whole or in part; provided that if the Senior Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

10. No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest due on this Senior Note at the time, place and rate, and in the coin or currency, herein prescribed.

11. (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(b) Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee, any Paying Agent and the Security Registrar of the Company or the Trustee may deem and treat the Person in whose name this Senior Note is registered as the absolute owner hereof for all purposes (subject to Section 1.03(a) of the Third Supplemental Indenture), whether or not this Senior Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the Third Supplemental Indenture, all payments of the principal of and premium, if any, and interest due on this Senior Note made to or upon the order of the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Senior Note.

(c) The Senior Notes are issuable only in registered form without coupons in denominations of $2,000, or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.

12. No recourse shall be had for payment of the principal of, or premium, if any, or interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

13. This Senior Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT—Custodian under Uniform Gift to Minors Act

(State)

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common.

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Senior Note on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

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